Exhibit 1

STOCK PURCHASE AGREEMENT

by and between

Fort Ashford Holdings, LLC

and

Richard G. Hunter, Ph.D.

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 24th day of September 2012, by and between Fort Ashford Holdings, LLC, (the “Purchaser”) and Richard G. Hunter, Ph.D. (the “Seller”);

WHEREAS, the Seller is the record owner and holder of 70,791 shares of the issued and outstanding common stock, par value $0.01 (the “Shares” or “Securities”), of Food Technology Service, Inc. (the “Corporation”), a Florida corporation; and

WHEREAS, subject to the terms and conditions set forth herein, the Purchaser desires to purchase from the Seller and the Seller desires to sell to the Purchaser the Shares.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein this Agreement, and in order to consummate the purchase and sale of the Shares, the Purchaser and Seller, intending to be legally bound, hereby agree as follows:

1.	Purchase and Sale of Shares. Subject to the terms and conditions set forth in this Agreement, the Seller hereby agrees to sell, convey, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, 70,791 shares of the Corporation’s common stock at a purchase price of $6.50 per share (the “Purchase Price”).

2.	Closing and Delivery.

a.	Closing. The closing of the purchase and sale of the Shares shall take place at the offices of Trombly Business Law, PC, 1320 Centre Street, Suite 202, Newton, MA 02459, upon execution of this Agreement, or such other place, date and time as set forth in this Agreement or as the parties hereto may otherwise agree (the “Closing”).

b.	Delivery. On or before Closing, the Seller will deliver to the Purchaser copies of stock certificates prepared by the transfer agent representing the Shares to be transferred to the Purchaser. The Seller shall deliver to the Purchaser, or with the Purchaser’s written permission, directly to the transfer agent, duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion against payment of the Purchase Price by wire transfer in accordance with the Seller’s instructions.

3.	Legal Opinion. At the Closing, the Seller shall provide a legal opinion to the Purchaser, in a form reasonably acceptable to the Purchaser, indicating that the Shares can be transferred to the Purchaser pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). Such legal opinion will be addressed to the Purchaser and, if required by the Corporation’s transfer agent (the “Transfer Agent”), then also the Transfer Agent. In the event such opinion is not accepted by the Transfer Agent, the Seller will immediately, at its expense, work with its counsel to revise such legal opinion to meet the Transfer Agent’s requirements. Seller will also comply with any reasonable requests of any broker, clearinghouse, or other entity involved in the transfer of the Shares.

4.	Expenses of Transfer. All taxes, including all state and local taxes in connection with the sale of the Shares, and all other fees including Transfer Agent fees, if any, that are imposed by reason of the sale, transfer, assignment and delivery of the Shares shall be borne solely by Seller.

5.	Representations and Warranties of Seller. Seller hereby warrants and represents:

a.	The Seller has the power and authority to enter into and execute this Agreement and deliver the Shares pursuant to this Agreement.

b.	The Seller has made no standstill, leak out, voting or any other verbal or written agreements with the Corporation or any other party regarding disposition of the Shares.

c.	The Seller has beneficially owned the Shares for a period of at least one year as of the date of this Agreement.

d.	The Seller is not a party to any agreement, written or oral, relating to the voting of the Shares.

e.	The Seller is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and other charges that would limit the transferability of the Shares; except for a restriction on transferability which may be required by U.S. federal and state securities laws.

f.	The Seller has paid all taxes on the Shares and there are no liens or claims on the Shares.

g.	There are no existing warrants, options, stock purchase agreements, redemption agreements, calls or rights to subscribe of any character relating to the Shares.

h.	The Shares are not subject to current or pending litigation or to Seller’s knowledge, threatened litigation.

i.	Seller has not purchased or acquired any equity securities of the Corporation in the six months prior to the date of the Agreement unless such transaction was exempt from Section 16(b) of the Securities Exchange Act of 1934. Seller agrees to not enter into any transactions that will result in a short swing profit under Section 16 of the Securities Exchange Act of 1934 in regards to the Shares subject to this Agreement.

6.	Representations and Warranties of Seller and Purchaser. Each of the Seller and the Purchaser hereby represents and warrants to the other that there is no brokerage commission, finder's fee, or other like payment payable in connection with the transactions contemplated hereby.

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7.	Representation and Warranties of Purchaser. The undersigned Purchaser understands that the Securities are being offered and sold under applicable exemptions from registration provided for in Sections 4(1) and 4(2) of the Securities Act, and that this transaction has not been registered with or scrutinized by the United States Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state because of the private aspects of the offering; and the undersigned Purchaser hereby represents and warrants as follows:

a.	Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to carry on its business as it is now being conducted.

b.	Purchaser has full power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary action. This Agreement constitutes the legal, valid, and binding obligation of Purchaser, and is enforceable against Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

c.	The undersigned Purchaser has reviewed the Corporation’s most recent reports filed with the Securities and Exchange Commission, including the Corporation’s annual report on Form 10-K for the year ended December 31, 2011 and its proxy statement for 2012;

d.	The undersigned Purchaser understands that (i) the Securities are speculative investments and (ii) the Securities are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and there are restrictions on the transferability of the Securities under the Securities Act and similar state securities laws, and it may not be possible to liquidate an investment in the Securities immediately;

e.	The undersigned Purchaser is able (i) to bear the economic risk of this investment, (ii) to hold the Securities indefinitely, and (iii) presently to afford a complete loss of this investment;

f.	The undersigned Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision;

g.	The Securities hereby purchased are not being acquired with a view toward distribution;

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h.	The undersigned Purchaser consents to the placement of a legend on any stock certificate evidencing the Securities being purchased by the undersigned Purchaser, which legend shall be in form as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SIMILAR STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.”

The foregoing representations and warranties and undertakings are made by the undersigned Purchaser with the intent that they be relied upon in determining his suitability as purchaser of the Securities.

8.	Acknowledgments of the Purchaser. There have been no representations, guarantees or warranties made to the undersigned Purchaser by the Seller, its agents or employees, or any of its agents or employees, or any other person, expressly or by implication, with respect to:

a.	The length of time that the undersigned Purchaser will be required to remain as owner of the Securities; and

b.	The possibility that the past performance or experience on the part of the Corporation might in any way indicate the predictable results of the ownership of the Securities or of the overall business of the Corporation.

9.	General Provisions.

a.	Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

b.	Negotiated Agreement. Each of the Seller and Purchaser acknowledges that it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that, if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

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c.	Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

d.	Governing Law. This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Florida. The parties herein waive trial by jury. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

e.	Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. Signed facsimile copies of this Agreement will legally bind the parties to the same extent as original documents.

f.	Transferability. The undersigned Purchaser agrees not to transfer or assign this Agreement, or any of its interest herein, and further agrees that the assignment and transfer of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

g.	Revocation. The undersigned Purchaser agrees that it may not cancel, terminate or revoke this Agreement or any agreement of the undersigned Purchaser made hereunder and that this Agreement shall survive the dissolution of the undersigned Purchaser and shall be binding upon the undersigned Purchaser's successors and assigns.

h.	No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned Purchaser, the undersigned Purchaser does not hereby or in any other manner waive any rights granted to it under Federal or state securities laws.

i.	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned Purchaser at the address set forth below or to the Seller at the address set forth below.

[Signature Page Follows.]

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IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto on the date first above written.

Purchaser:	Fort Ashford Holdings, LLC
120 Vantis Drive, Suite 300
Aliso Viejo, CA 92656

By:	/s/ Frank Kavanaugh
Name: Frank Kavanaugh
Title: Managing Director

With a copy to Purchaser’s counsel at:

Amy Trombly, Esq.

Trombly Business Law, PC

1320 Centre Street, Suite 202

Newton, MA 02459

Fax: (617) 663-6164

Seller:
/s/ Richard G. Hunter, Ph.D.
Richard G. Hunter, Ph.D.

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